Exhibit 99.1

Five9 Reports First Quarter Revenue Growth of 25% to a Record $58.9 Million

38% Growth in LTM Enterprise Subscription Revenue
Operating Cash Flow of $8.0 million; Ninth Consecutive Quarter of Positive Operating Cash Flow
Raises 2018 Guidance for Revenue and Bottom Line
SAN RAMON, Calif. -- May 1, 2018 - Five9, Inc. (NASDAQ:FIVN), a leading provider of cloud-based software for the enterprise contact center market, today reported results for the first quarter ended March 31, 2018.
First Quarter 2018 Financial Results

•
Revenue for the first quarter of 2018 increased 25% to a record $58.9 million, compared to $47.0 million for the first quarter of 2017. Under ASC 605, revenue for the first quarter of 2018 would have increased 24% to a record $58.2 million.

•	GAAP gross margin was 58.1% for the first quarter of 2018, compared to 57.5% for the first quarter of 2017. Under ASC 605, GAAP gross margin for the first quarter of 2018 would have been 57.9%.

•
Adjusted gross margin was 62.3% for the first quarter of 2018, compared to 61.8% for the first quarter of 2017. Under ASC 605, adjusted gross margin for the first quarter of 2018 would have been 62.2%.

•
GAAP net loss for the first quarter of 2018 was $(0.6) million, or $(0.01) per basic share, compared to a GAAP net loss of $(5.3) million, or $(0.10) per basic share, for the first quarter of 2017. Under ASC 605, GAAP net loss for the first quarter of 2018 would have been $(2.8) million, or $(0.05) per basic share.

•
Non-GAAP net income for the first quarter of 2018 was $4.5 million, or $0.08 per diluted share, compared to a non-GAAP net loss of $(0.3) million, or $(0.00) per basic share, for the first quarter of 2017. Under ASC 605, non-GAAP net income for the first quarter of 2018 would have been $2.3 million, or $0.04 per diluted share.

•
Adjusted EBITDA for the first quarter of 2018 was $7.5 million, or 12.7% of revenue, compared to $2.6 million, or 5.6% of revenue, for the first quarter of 2017. Under ASC 605, adjusted EBITDA for the first quarter of 2018 would have been $5.3 million, or 9.2% of revenue.

•	GAAP operating cash flow for the first quarter of 2018 was $8.0 million, compared to GAAP operating cash flow of $0.2 million for the first quarter of 2017.

“We had a strong start to the year with both bottom and top line results significantly exceeding our expectations. Revenue grew by 25% year over year to a record $58.9 million. Our revenue growth continues to be driven by our Enterprise business, which delivered 38% growth in LTM Enterprise subscription revenue. Our strong enterprise growth and the operating leverage in our business model drove substantial improvements to our bottom line. Additionally, we set a first quarter record for Enterprise bookings and the pipeline reached an all-time high. Customer experience has become more strategic to enterprises as customers have become more empowered, more mobile and more digital.  We believe our powerful, differentiated cloud contact center software, combined with our continuing execution, places Five9 in a great position in the customer experience market that is still in the early days of a massive shift to the cloud.”

- Barry Zwarenstein, Interim CEO and Chief Financial Officer, Five9

Business Outlook
On January 1, 2018, Five9 adopted Accounting Standards Codification (ASC) 606 “Revenue from Contracts with Customers” using the modified retrospective transition method. The guidance below includes the expected impact of the adoption of this new revenue standard, which replaced ASC 605.

•	For the full year 2018, Five9 expects to report:

•	Revenue in the range of $235.8 to $238.8 million, up from the prior guidance range of $231.0 to $234.0 million that was previously provided on February 21, 2018.

•
GAAP net loss in the range of $(13.0) to $(10.0) million, or $(0.22) to $(0.17) per basic share, improved from the prior guidance range of $(13.4) to $(10.4) million, or $(0.23) to $(0.18) per basic share, that was previously provided on February 21, 2018.

•
Non-GAAP net income in the range of $15.4 to $18.4 million, or $0.25 to $0.30 per diluted share, improved from the prior guidance range of $12.6 to $15.6 million, or $0.20 to $0.25 per diluted share, that was previously provided on February 21, 2018.

•	For the second quarter of 2018, Five9 expects to report:

•	Revenue in the range of $55.8 to $56.8 million.

•	GAAP net loss in the range of $(5.9) to $(4.9) million, or a loss of $(0.10) to $(0.08) per basic share.

•	Non-GAAP net income in the range of $1.7 to $2.7 million, or $0.03 to $0.04 per diluted share.

Conference Call Details
Five9 will discuss its first quarter 2018 results today, May 1, 2018, via teleconference at 4:30 p.m. Eastern Time. To access the call (ID 7507925), please dial: 888-211-0353 or 719-457-2642. An audio replay of the call will be available through May 15, 2018 by dialing 888-203-1112 or 719-457-0820 and entering access code 7507925. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K, and will be posted to our web site, prior to the conference call.

A webcast of the call will be available on the Investor Relations section of the Company’s website at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit by adding back or removing the following items to gross profit: depreciation, intangibles amortization and stock-based compensation expense. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net income (loss): depreciation, amortization, interest expense, provision for income taxes, stock-based compensation expense, non-recurring litigation settlement costs and interest income and other, which consists primarily of a non-cash adjustment on investment, interest income and foreign exchange gains and losses. We calculate non-GAAP operating income (loss) as operating income (loss) excluding stock-based compensation expense, intangibles amortization and non-recurring litigation settlement costs. We calculate non-GAAP net income (loss) as GAAP net income (loss) excluding stock-based compensation expense, intangibles amortization, amortization of debt discount and issuance costs, non-recurring litigation settlement costs, and non-cash adjustments on investment. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Five9 considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth herein and attached to this release.

Forward-Looking Statements
This news release contains certain forward-looking statements, including the statements in the quote from our Interim Chief Executive Officer and Chief Financial Officer, including statements regarding Five9’s market position, business momentum, product positioning, the state of the cloud customer experience market, the industry shift to the cloud and the second quarter 2018 and full year 2018 financial projections, set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) our quarterly and annual results may fluctuate significantly, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (ii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iii) our recent rapid growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (iv) failure to adequately expand our sales force could impede our growth; (v) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (vi) security breaches and improper access to or disclosure of our data or our clients’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation and adversely affect our business; (vii) the markets in which we participate are highly competitive, and if we do not compete effectively, our operating results could be harmed; (viii) if our existing clients terminate their subscriptions or reduce their subscriptions and related usage, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (ix) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully grow and manage these relationships could harm our business; (x) we are establishing a network of master agents and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (xi) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xii) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (xiii) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software, any increase in the cost thereof, reduction in efficacy or any failure by these service providers to provide reliable services could cause us to lose customers, increase our customers’ cost of using our solution and subject us to, among other things, claims for credits or damages; (xiv) we have a history of losses and we may be unable to achieve or sustain profitability; (xv) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xvi) failure to comply with laws and regulations could harm our business and our reputation; and (xvii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent quarterly report on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
Five9 is a leading provider of cloud contact center software for the digital enterprise, bringing the power of cloud innovation to customers and facilitating more than three billion customer interactions annually. Five9 provides end-to-end solutions with omnichannel routing, analytics, WFO, and AI to increase agent productivity and deliver tangible business results. The Five9 platform is reliable, secure, compliant, and scalable; designed to create exceptional personalized customer experiences. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$80,676	$68,947
Accounts receivable, net	18,534	19,048
Prepaid expenses and other current assets	7,150	4,840
Deferred contract acquisition costs	7,562	—
Total current assets	113,922	92,835
Property and equipment, net	20,876	19,888
Intangible assets, net	957	1,073
Goodwill	11,798	11,798
Other assets	1,120	2,602
Deferred contract acquisition costs — less current portion	17,238	—
Total assets	$165,911	$128,196

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,482	$4,292
Accrued and other current liabilities	14,132	11,787
Accrued federal fees	1,331	1,151
Sales tax liability	1,097	1,326
Notes payable	180	336
Capital leases	6,810	6,651
Deferred revenue	13,700	13,975
Total current liabilities	42,732	39,518
Revolving line of credit	32,594	32,594
Sales tax liability — less current portion	979	1,044
Capital leases — less current portion	7,654	7,161
Other long-term liabilities	1,500	1,041
Total liabilities	85,459	81,358
Stockholders’ equity:
Common stock	58	57
Additional paid-in capital	232,277	222,202
Accumulated deficit	(151,883)	(175,421)
Total stockholders’ equity	80,452	46,838
Total liabilities and stockholders’ equity	$165,911	$128,196

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017

Revenue	$58,905	$47,014
Cost of revenue	24,702	19,971
Gross profit	34,203	27,043
Operating expenses:
Research and development	7,772	6,847
Sales and marketing	17,478	15,778
General and administrative	9,103	8,860
Total operating expenses	34,353	31,485
Loss from operations	(150)	(4,442)
Other income (expense), net:
Interest expense	(810)	(882)
Interest income and other	398	118
Total other income (expense), net	(412)	(764)
Loss before income taxes	(562)	(5,206)
Provision for income taxes	45	49
Net loss	$(607)	$(5,255)
Net loss per share:
Basic and diluted	$(0.01)	$(0.10)
Shares used in computing net loss per share:
Basic and diluted	56,399	53,688

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017

Cash flows from operating activities:
Net loss	$(607)	$(5,255)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,320	2,095
Provision for doubtful accounts	48	24
Stock-based compensation	5,325	3,129
Gain on sale of convertible notes held for investment	(312)	—
Non-cash adjustment on investment	(40)	(103)
Amortization of debt discount and issuance costs	20	20
Accretion of interest	16	5
Others	(10)	(8)
Changes in operating assets and liabilities:
Accounts receivable	519	(1,595)
Prepaid expenses and other current assets	(1,833)	(2,129)
Deferred contract acquisition costs	(1,662)	—
Other assets	(90)	30
Accounts payable	1,181	(95)
Accrued and other current liabilities	2,791	3,119
Accrued federal fees and sales tax liability	(115)	(11)
Deferred revenue	121	909
Other liabilities	325	24
Net cash provided by operating activities	7,997	159
Cash flows from investing activities:
Purchases of property and equipment	(433)	(514)
Proceeds from sale of convertible notes held for investment	1,923	—
Net cash provided by (used in) investing activities	1,490	(514)
Cash flows from financing activities:
Proceeds from exercise of common stock options	4,751	793
Payments of notes payable	(157)	(258)
Payments of capital leases	(2,352)	(1,850)
Net cash provided by (used in) financing activities	2,242	(1,315)
Net increase (decrease) in cash and cash equivalents	11,729	(1,670)
Cash and cash equivalents:
Beginning of period	68,947	58,122
End of period	$80,676	$56,452

FIVE9, INC.
RECONCILIATION OF ASC 605 TO ASC 606 STATEMENTS OF OPERATIONS ITEMS - GAAP
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2018
	ASC 605	Adjustments	ASC 606
Revenue	$58,152	$753	$58,905
Cost of revenue	24,457	245	24,702
GAAP gross profit	33,695	508	34,203
GAAP gross margin	57.9%		58.1%
Operating expenses:
Research and development	7,772	—	$7,772
Sales and marketing	19,140	(1,662)	$17,478
General and administrative	9,103	—	$9,103
Total operating expenses	36,015	(1,662)	34,353
GAAP loss from operations	(2,320)	2,170	(150)
GAAP operating margin	(4.0)%		(0.3)%
Other income (expense), net	(412)	—	$(412)
Loss before income taxes	(2,732)	2,170	(562)
Provision for income taxes	45	—	45
Net loss	$(2,777)	$2,170	$(607)
Net loss per share:
Basic and diluted	$(0.05)	$0.04	$(0.01)
Shares used in computing net loss per share:
Basic and diluted	56,399	—	56,399

FIVE9, INC.
RECONCILIATION OF ASC 605 TO ASC 606 STATEMENTS OF OPERATIONS ITEMS - NON-GAAP
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2018
	ASC 605	Adjustments	ASC 606
Revenue	$58,152	$753	$58,905
Cost of revenue	21,985	245	22,230
Adjusted gross profit	36,167	508	36,675
Adjusted gross margin	62.2%		62.3%
Operating expenses:
Research and development	6,701	—	6,701
Sales and marketing	17,749	(1,662)	16,087
General and administrative	6,392	—	6,392
Total operating expenses	30,842	(1,662)	29,180
Adjusted EBITDA	5,325	2,170	7,495
Adjusted EBITDA margin	9.2%		12.7%
Depreciation	2,204	—	2,204
Non-GAAP operating income	3,121	2,170	5,291
Non-GAAP operating margin	5.4%		9.0%
Other income (expense), net	(744)	—	(744)
Income before income taxes	2,377	2,170	4,547
Provision for income taxes	45	—	45
Non-GAAP net income	$2,332	$2,170	$4,502

Non-GAAP net income per share:
Basic	$0.04	$0.04	$0.08
Diluted	$0.04	$0.04	$0.08
Shares used in computing non-GAAP net income per share:
Basic	56,399	—	56,399
Diluted	59,744	—	59,744

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017

GAAP gross profit	$34,203	$27,043
GAAP gross margin	58.1%	57.5%
Non-GAAP adjustments:
Depreciation	1,706	1,488
Intangibles amortization	88	88
Stock-based compensation	678	434
Adjusted gross profit	$36,675	$29,053
Adjusted gross margin	62.3%	61.8%

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017

GAAP net loss	$(607)	$(5,255)
Non-GAAP adjustments:
Depreciation and amortization	2,320	2,095
Stock-based compensation	5,325	3,129
Interest expense	810	882
Interest income and other	(398)	(118)
Legal settlement	—	1,700
Legal and indemnification fees related to settlement	—	135
Provision for income taxes	45	49
Adjusted EBITDA	$7,495	$2,617

FIVE9, INC.

RECONCILIATION OF GAAP OPERATING LOSS TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017

Loss from operations	$(150)	$(4,442)
Non-GAAP adjustments:
Stock-based compensation	5,325	3,129
Intangibles amortization	116	117
Legal settlement	—	1,700
Legal and indemnification fees related to settlement	—	135
Non-GAAP operating income	$5,291	$639

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017

GAAP net loss	$(607)	$(5,255)
Non-GAAP adjustments:
Stock-based compensation	5,325	3,129
Intangibles amortization	116	117
Amortization of debt discount and issuance costs	20	20
Legal settlement	—	1,700
Legal and indemnification fees related to settlement	—	135
Non-cash adjustment on investment	(352)	(103)
Non-GAAP net income (loss)	$4,502	$(257)
GAAP net loss per share:
Basic and diluted	$(0.01)	$(0.10)
Non-GAAP net income (loss) per share:
Basic	$0.08	$—
Diluted	$0.08	$—
Shares used in computing GAAP net loss per share:
Basic and diluted	56,399	53,688
Shares used in computing non-GAAP net income (loss) per share:
Basic	56,399	53,688
Diluted	59,744	53,688

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2018			March 31, 2017
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$678	$1,706	$88	$434	$1,488	$88
Research and development	877	194	—	637	206	—
Sales and marketing	1,362	1	28	928	1	29
General and administrative	2,408	303	—	1,130	283	—
Total	$5,325	$2,204	$116	$3,129	$1,978	$117

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME – GUIDANCE
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	June 30, 2018		December 31, 2018
	Low	High	Low	High

GAAP net loss	$(5,864)	$(4,864)	$(13,042)	$(10,042)
Non-GAAP adjustments:
Stock-based compensation	7,428	7,428	28,248	28,248
Intangibles amortization	116	116	465	465
Amortization of debt discount and issuance costs	20	20	(271)	(271)
Income tax expense effects (1)	—	—	—	—
Non-GAAP net income	$1,700	$2,700	$15,400	$18,400
GAAP net loss per share, basic and diluted	$(0.10)	$(0.08)	$(0.22)	$(0.17)
Non-GAAP net income per share:
Basic	$0.03	$0.05	$0.27	$0.32
Diluted	$0.03	$0.04	$0.25	$0.30
Shares used in computing GAAP net loss per share and non-GAAP net income per share:
Basic	57,500	57,500	58,000	58,000
Diluted	61,000	61,000	61,500	61,500

(1)	Non-GAAP adjustments do not have an impact on our income tax provision due to past non-GAAP losses.

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Interim CEO & Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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